Exhibit 10.14

AMENDMENT 2005-1

TO THE

HILTON HOTELS CORPORATION
DIRECTORS’ STOCK AND DEFERRED RETAINER PLAN

THIS AMENDMENT 2005-1 is made this 15th day of November, 2005, by Hilton Hotels Corporation, a Delaware corporation (the “Plan Sponsor”).

WHEREAS, the Plan Sponsor has established and maintains the Hilton Hotels Corporation Directors’ Stock and Deferred Retainer Plan (the “Plan”) for the benefit of its eligible directors; and

WHEREAS, the Plan Sponsor has reserved the right to amend the Plan pursuant to Section 7.7 thereof; and

WHEREAS, the Plan Sponsor desires to amend Section 3.3 of the Plan to reflect that for the 2005 calendar year, members of the Board were permitted to elect to participate in the Plan for the third and fourth fiscal quarters of 2005 by submitting a deferral election by March 15, 2005, in accordance with the transition guidance in Notice 2005-1 issued by the Internal Revenue Service under section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the plan Sponsor desires to amend Section 7.7 of the Plan to conform to its practice that the Board has the authority to amend the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1.  Effective as of January 1, 2005, Section 3.3 is hereby amended to add the following provision after the end of the existing Section 3.3:

3.3                                 Notwithstanding the foregoing, Directors may elect to participate in the Plan for the third and fourth fiscal quarter of the 2005 calendar year by executing and filing an Enrollment and Distribution Agreement with the Administrator no later than March 15, 2005.

2.  Section 7.7 is hereby amended to replace the references to the “Administrator” with references to the “Board.”

3.  In all respects not amended, the plan is hereby ratified and affirmed.

IN WITNESS WHEREOF, the Plan Sponsor has caused this Amendment 2005-1 to be executed on the day and year first above written.

HILTON HOTELS CORPORATION

By:	/s/ Molly McKenzie Swarts